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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director of NxStage Medical, Inc., a Delaware corporation (the "Corporation"), which has filed with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-1 (Reg. No. 333-126711), hereby constitute and appoint Jeffrey H. Burbank, David N. Gill and Winifred L. Swan, and each of them, my true and lawful attorneys-in-fact and agents, with full power to them and each of them singly, to act for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, Amendment No. 1 to said Registration Statement and any and all other amendments to said Registration Statement and to file said Amendment No. 1 and other amendments so signed with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 26th day of September 2005.


                                        /s/ Reid S. Perper
                                        ----------------------------------------
                                        Name: Reid S. Perper